SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                                 FORM 8-K
                              CURRENT REPORT

     Pursuant to Section 13 OR 15(D) of the Securities Exchange Act of 1934:

     Date of Report (Date of earliest event reported):

                            NOVEMBER 2, 1999

                             CAGLE'S, INC.
          (Exact name of registrant as specified in its charter)

      GEORGIA                     1-7138                   58-0625713
(State of Incorporation)   (Commission File Number)   (IRS Employer ID No.)

2000 Hills Avenue, N.W., Atlanta, Ga.          30318
(Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code: (404) 355-2820



ITEM 5  OTHER MATERIALLY IMPORTANT EVENTS

THE REGISTRANT, CAGLE'S, INC., HEREBY REPORTS THE FOLLOWING EVENT, WITH RESPECT TO WHICH INFORMATION IS NOT OTHERWISE CALLED FOR BY THIS FORM, WHICH THE REGISTRANT DEEMS OF MATERIAL IMPORTANCE TO SECURITY HOLDERS:

Cagle's, Inc., the Company, announced that on November 2, 1999 it closed a loan agreement with five banks that provided $72,750,000 of term debt. This loan package provides $54,000,000 of new debt, $40,000,000 for the completion of the Perry, Georgia processing facility and $14,000,000 for construction of a new feed mill in Rockmart, Georgia. The balance of the term debt package refinanced the Company's existing term debt. The term of the loan is 7 years and the interest rate is floating.

The loan package also provides a revolving credit facility of $40,000,000.

SIGNATURES:
  Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          Cagle's, Inc.
                          (Registrants)

                          /S/ Kenneth R. Barkley

Date: November 10, 1999   Kenneth R. Barkley
                          Senior Vice President Finance/Treasurer/CFO